As filed with the Securities and Exchange Commission on December 8, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sutro Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-0926186
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

310 Utah Avenue, Suite 150

South San Francisco, California

94080

(650) 392-8412

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William J. Newell

Chief Executive Officer

Sutro Biopharma, Inc.

310 Utah Avenue, Suite 150

South San Francisco, California

94080

(650) 392-8412

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert A. Freedman Amanda Rose, Esq. Effie Toshav, Esq. Ryan Mitteness, Esq. Fenwick & West LLP 555 California Street San Francisco, CA 94104 (415) 875-2300	Edward C. Albini Chief Financial Officer Sutro Biopharma, Inc. 310 Utah Avenue, Suite 150 South San Francisco, California 94080 (650) 392-8412

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☒    333-234101

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	$17,517,505	$1,912(2)

(1)

The registrant previously registered securities at an aggregate offering price not to exceed $250,000,000 on a Registration Statement on Form S-3 (File No. 333-234101), which was filed by the registrant on October 4, 2019 and declared effective on October 11, 2019 (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $17,517,505 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares, representing no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Prior Registration Statement exceed that registered under such Registration Statements.

(2)

Pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (this “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common stock, par value $0.001 per share, of the Registrant contemplated by the Registration Statement on Form S-3 (File No. 333-234101), initially filed with the Commission by the Registrant on October 4, 2019 (the “Prior Registration Statement”), and is being filed for the sole purpose of registering an increase in the maximum aggregate offering price of $17,517,505 of securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement, which was declared effective by the Commission on October 11, 2019, and all exhibits thereto are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney	S-3	333-234101	24.1	11/04/2019

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on December 8, 2020.

SUTRO BIOPHARMA, INC.

By:	/s/ William J. Newell
William J. Newell
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William J. Newell William J. Newell	Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2020

* Edward C. Albini	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	December 8, 2020

* Connie Matsui	Chair of the Board of Directors	December 8, 2020

* Michael Dybbs, Ph.D..	Director	December 8, 2020

* John G. Freund, M.D.	Director	December 8, 2020

* Joseph M. Lobacki	Director	December 8, 2020

/s/ James Panek James Panek	Director	December 8, 2020

* Daniel H. Petree	Director	December 8, 2020

* Shalini Sharp	Director	December 8, 2020

/s/ Jon Wigginton, M.D. Jon Wigginton, M.D.	Director	December 8, 2020

*By:	/s/ William J. Newell
William J. Newell
Attorney-in-Fact